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                                                                    Exhibit 3.01


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UNICAPITAL CORPORATION

         UniCapital Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was adopted by unanimous written consent of the Board of Directors of the Corporation on March 23, 1998:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation, as amended, to: (i) increase the authorized shares of Common Stock, par value $.001 per share, from 100,000,000 to 200,000,000; and (ii) increase the authorized and undesignated shares of Preferred Stock, par value $.001 per share, from 10,000,000 to 20,000,000 (such amendment of the Corporation's Certificate of Incorporation, as heretofore amended, being referred to herein as the "Charter Amendment"); and

         FURTHER RESOLVED, that in order to effect the purposes and intent of the foregoing resolution, the Charter Amendment shall delete in its entirety Article IV of the Certificate of Incorporation, as heretofore amended, and substitute therefor the following provisions so that said
         Article IV shall be amended to read in its entirety as set forth below:


                                   ARTICLE IV

                                  CAPITAL STOCK

                  The total number of shares of stock, which the Corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, which shall be divided into two classes as follows:

                  A. Two Hundred Million (200,000,000) shares of Common Stock, the par value of each of which shares is One-Tenth Cent ($.001), amounting in the aggregate to Two Hundred Thousand Dollars ($200,000.00); and


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                  B. Twenty Million (20,000,000) shares of Preferred Stock, the par value of each of which shares is One-Tenth Cent ($.001), amounting in the aggregate to Twenty Thousand Dollars ($20,000). The Corporation's Board of Directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly vested in the Board of Directors hereby.

         SECOND: That said amendment has been approved by written consent of the holders of a majority of the issued and outstanding stock of the Corporation dated March 23, 1998.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, UniCapital Corporation, formerly known as U.S.
Leasing, Inc., has caused this Certificate to be signed by Robert J. New, its President, and attested by Robert J. New, its Secretary, this _____ day of March, 1998.


Attest:                                           UNICAPITAL CORPORATION


_______________________________                   By:___________________________
Name:  Robert J. New                              Name:  Robert J. New
Title: Secretary                                  Title: President



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               U.S. LEASING, INC.

     U.S. Leasing, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by unanimous written consent of the Board of Directors of the Corporation on January 26, 1998 and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the Certificate of Incorporation of the Corporation be amended (the "Charter Amendment") to (i) change the name of the Corporation to "UniCapital Corporation, (ii) create 10,000,000 authorized and undesignated shares of Preferred Stock, par value $.001 per share, (iii) create a staggered Board of Directors, and (iv) eliminate, effective upon the Corporation becoming subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, the ability of the stockholders to act by written consent of less than all of the stockholders; and

     FURTHER RESOLVED, that in order to effect the purposes and intent of the foregoing resolution, the Charter Amendment shall (i) delete in their entirety Article I, Article IV and Article V of the Certificate of Incorporation and substitute therefor the following provisions so that said
     Article I, Article IV and Article V shall be amended to read in their entirety as set forth below, (ii) redesignate the second of the two articles currently designated to be Article IX as new Article XI so that said Article XI shall be amended to read in its entirety as set forth below and (iii) create a new Article X to read in its entirety as set forth below:

                                    ARTICLE I

                                      NAME

          The name of the corporation is UniCapital Corporation (hereinafter called the "Corporation").



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                                   ARTICLE IV

                                  CAPITAL STOCK

          The total number of shares of stock, which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, which shall be divided into two classes as follows:

          A. One Hundred Million (100,000,000) shares of Common Stock, the par value of each of which shares is One-Tenth Cent ($.001), amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00); and

          B. Ten Million (10,000,000) shares of Preferred Stock, the par value of each of which shares is One-Tenth Cent ($.001), amounting in the aggregate to Ten Thousand Dollars ($10,000). The Corporation's Board of Directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly vested in the Board of Directors hereby.

                                    ARTICLE V

                                    DIRECTORS

          A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three
     (3). The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. Effective January 31, 1998, Class I directors shall serve for a term ending upon the annual meeting of stockholders held in 1999, Class II directors shall serve for a term ending upon the annual meeting of stockholders held in 2000 and Class III directors shall serve for a term ending upon the annual meeting of stockholders held in 2001. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in 1999, successors to the class of directors whose term expires



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     at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the Term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of stockholders, it shall be held at any adjournment, thereof or a special meeting.

          B. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by the stockholders.

          C. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the term of this certificate of incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this Article V, in each case unless expressly provided by such terms.

                                    ARTICLE X

                             ACTION BY STOCKHOLDERS

          Effective immediately upon the Corporation becoming subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, with respect to any class of its capital stock:

          A. no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting; and


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          B. the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE XI

                                   AMENDMENTS

          Except as provided herein, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article XI.

     SECOND: That said amendment has been authorized by unanimous written consent of the holders of the issued and outstanding stock of the Corporation dated January 27, 1998.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.




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     IN WITNESS WHEREOF, UniCapital Corporation, formerly known as U.S. Leasing,
Inc. has caused this Certificate to be signed by Robert J. New, its President, this 27th day of January, 1998.


                                    UniCapital Corporation

                                    /s/ ROBERT J. NEW
                                    --------------------------------------
                                    Robert J. New, President







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                          CERTIFICATE OF INCORPORATION
                                       OF

                               U.S. LEASING, INC.


                                   ARTICLE I.

                                      NAME


     The name of the corporation is U.S. LEASING, INC. (hereinafter called the "Corporation").


                                  ARTICLE II.

                          REGISTERED AGENT AND OFFICE

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle and the name of its registered agent at such address is Corporation Service Company.


                                  ARTICLE III.

                                    PURPOSE

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV.

                                 CAPITAL STOCK

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, par value $0.001 per share.

     All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

     A. Voting Rights. Except as otherwise required by law, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.


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     B.   Dividends. The holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     C. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.


                                   ARTICLE V.

                                   DIRECTORS

     The Corporation's Board of Directors shall consist of not fewer than one
(1) nor more than five (5) directors, and shall initially consist of two (2) directors. The number of directors within these limits may be increased or decreased from time to time as provided in the Bylaws of the Corporation. The names of the initial Directors of the Corporation are as follows:

                                   Robert New
                                Jonathan Ledecky


                                  ARTICLE VI.

                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     B. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     D. Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting only if all of the Directors consent thereto in writing.

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                                  ARTICLE VII.

                            LIMITATION OF LIABILITY


     No director shall be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Directors occurring prior to such amendment or repeal. If the Law of the Corporation's state of incorporation is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of this Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a Director of the Corporation existing immediately prior to such repeal or modification.


                                 ARTICLE VIII.

                                INDEMNIFICATION

     This Corporation shall indemnify and may advance expenses to its Officers and Directors to the fullest extent permitted by law in existence either now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to the Corporation's Officers, Directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.


                                  ARTICLE IX.

                                  INCORPORATOR


     The name of the Incorporator is C. Deryl Couch and the address of the Incorporator is 515 East Las Olas Boulevard, Suite 1500, Fort Lauderdale, Florida 33301.





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                                   ARTICLE IX

                                   AMENDMENTS

     Except as provided herein, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article IX.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 8th day of October, 1997.


                                            /s/ C. DERYL COUCH
                                            -------------------------------
                                            C. DERYL COUCH, Incorporator